UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2009

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27231	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4810 Eastgate Mall

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 812-7300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments

On February 12, 2009, Kratos Defense & Security Solutions, Inc. (the ”Company”) announced the divestiture and exit from three of the Company’s acquired businesses that are not core to the Company’s stated strategy and that have been dilutive to the Company’s profitability.  The businesses to be divested or exited provide interactive video surveillance and information analysis products, digital broadcasting products and incident response management systems.  These actions are being taken as part of the Company’s ongoing integration efforts of recently acquired companies and cost reduction initiatives.   These divestitures will slightly reduce the Company’s revenues going forward, but will immediately increase profitability and cash flow.

The Company has recently completed the sale of one of these businesses, and expects the sale of the other two businesses to be completed by the end of March 2009.  The total aggregate cash consideration the Company expects to receive for these businesses is approximately $0.5 million.  These businesses have incurred estimated aggregate operating losses of approximately $1.4 million in 2008 since the date of the Company’s acquisition of these businesses in June 2008.  On February 10, 2009, the Company determined that it would be required to record an impairment charge of approximately $4 to $5 million, primarily resulting from the impairment of allocated goodwill and purchased intangible values to these acquired businesses, to reduce the current carrying value of these businesses to their estimated fair value based upon current indications of interest.  The Company does not currently anticipate that the impairment charges will result in any material net future cash expenditures.

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets,” these exited businesses will be treated as discontinued operations in the Company’s financial statements for the fourth quarter and full year ended December 31, 2008.  In addition, all comparative prior year presentations are required to be reclassified to reflect the discontinued operations.  The Company does not expect the divestiture costs related to these discontinued operations to be material.

In addition, the Company is currently performing its annual goodwill impairment test under SFAS No. 142, “Goodwill and Other Intangible Assets,” and currently anticipates that it is more likely than not that there will be an impairment of its carrying value of goodwill and purchased intangibles due to the recent equity markets turmoil and its related effects on the market capitalization of the Company.  The expected goodwill impairment is similar to the impact being reported by other companies which had been acquisitive, prior to current reduced market valuations and general unfavorable economic conditions.  The Company does not currently have an estimated range of impairment charge at this point as the valuation analysis has not yet been completed.   Such a goodwill impairment charge would be non-cash in nature and will have no effect on the Company’s expected future cash flows, EBITDA profitability or operational performance.

The Company expects to have the valuation analysis complete before it publishes financial results for the fourth quarter of 2008 and full year 2008, after the close of market on Monday, March 9, 2009.  Management will discuss the financial results in a conference call beginning at 2:00 p.m. Pacific (5:00 p.m. Eastern).

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits .

99.1	Press Release of Kratos Defense & Security Solutions, Inc. issued on February 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

Date: February 12, 2009	/s/ DEANNA H. LUND
Deanna H. Lund
Senior Vice President, Chief Financial Officer

3

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Kratos Defense & Security Solutions, Inc. issued on February 12, 2009.

Exhibit 99.1

FOR IMMEDIATE RELEASE	Press Contact: Rob Babbush 858-812-7309 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

KRATOS EXECUTES PREVIOUSLY DISCUSSED PLAN TO EXIT AND DISPOSE OF NON-CORE ELEMENTS OF RECENTLY ACQUIRED BUSINESSES
MOVE WILL IMMEDIATELY IMPROVE PROFITABILITY AND CASH FLOW

KRATOS ANNOUNCES FOURTH QUARTER 2008 EARNINGS CALL DATE FOR MONDAY, MARCH 9, 2009

SAN DIEGO, CA, February 12, 2009 – Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS), a leading national defense, IT and security solutions provider, today announced actions to improve profitability and cash flow by divesting and exiting three businesses that are either not core to Kratos’ stated strategy and/or have been dilutive to the Company’s profitability.  The businesses to be divested and exited were part of Kratos’ recent merger activity, and provide video surveillance and information analysis products, digital broadcasting products and incident response management systems.  These actions are being taken as part of the Company’s ongoing integration efforts of recently acquired companies and cost reduction initiatives.   These divestitures will slightly reduce Kratos’ revenues going forward, and will immediately increase profitability and cash flow.
The Company has recently completed the sale of one of these businesses, and expects the sale of the other two businesses to be completed by the end of March 2009.  The total aggregate cash consideration the Company expects to receive for these businesses is approximately $0.5 million.  These businesses have incurred estimated aggregate operating losses of approximately $1.4 million in 2008 since the date of the Company’s acquisition of these businesses in June 2008.  The Company currently expects to record an impairment charge of approximately $4 to $5 million, primarily resulting from the impairment of allocated goodwill and purchased intangible values to these acquired businesses, to reduce the current carrying value of these businesses to their estimated fair value based upon current indications of interest.  The Company does not anticipate that the impairment charges will result in any material net future cash expenditures.
In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets,” these exited businesses will be treated as discontinued operations in Kratos’ financial statements for the fourth quarter and full year ended December 31, 2008.  In addition, all comparative prior year presentations are required to be reclassified to reflect the discontinued operations.  Kratos does not currently expect the divestiture costs related to these discontinued operations to be material.
In addition, the Company is currently performing its annual goodwill impairment test under SFAS No. 142, “Goodwill and Other Intangible Assets,” and currently anticipates that it is more likely than not that there will be an impairment of its carrying value of goodwill and purchased intangibles due to the recent equity markets turmoil and its related effects on the market capitalization of Kratos.  The expected goodwill impairment is similar to the impact being reported by other companies which had been acquisitive, prior to current reduced market valuations and general unfavorable economic conditions.  The Company does not currently have an estimated range of impairment charge at this point as the valuation analysis has not yet been completed.   Such a goodwill impairment charge would be non-cash in nature and will have no effect on Kratos’ expected future cash flows, EBITDA profitability or operational performance.
The Company expects to have the valuation analysis complete before it publishes financial results for the fourth quarter of 2008 and full year 2008, after the close of market on Monday, March 9, 2009.  Management will discuss the financial results in a conference call on Monday, March 9 beginning at 2:00 p.m. Pacific (5:00 p.m. Eastern).
Analysts and institutional investors may participate in the conference call by dialing 877-718-5099 (U.S./Canada) or 719-325-4807 (International/Local) and referencing the conference call by ID number 4378089.  The general public may access the conference call using a toll-free phone line by dialing 877-723-9502 (U.S./Canada) or 719-325-4838 (International/Local), or via simultaneous webcast on the Internet using the following link:
 http://ir.kratosdefense.com/eventdetail.cfm?eventid=65913 This link can also be found on the Kratos corporate web site at http://www.kratosdefense.com.
A replay of the webcast will be available on the Kratos web site approximately two hours after the conclusion of the conference call.

About Kratos Defense & Security Solutions
Kratos Defense & Security Solutions, Inc. (Nasdaq: KTOS) provides mission critical engineering, IT services and war fighter solutions for the U.S. federal government and for state and local agencies. Principal services include C4ISR, weapon systems sustainment, military weapon range operations and technical services, network engineering services, information assurance and cybersecurity solutions, security and surveillance systems, and critical infrastructure design and integration. The Company is headquartered in San Diego, California, with resources located throughout the U.S. and at key strategic military locations. News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements
This news release contains certain forward-looking statements including, without limitation, expressed or implied statements concerning the Company's expectations regarding the improvement of profitability and cash flow resulting from divestiture or exit of portions of acquired businesses, the anticipated sale of the other two businesses and anticipated aggregate cash proceeds from the sale of these businesses. Such statements are only predictions, and the Company's actual results may differ materially. Factors that may cause the Company's results to differ include, but are not limited to: risks that the costs associated with the divestitures will be higher than anticipated; risks that the sale of these businesses will not be consummated or will result in lower proceeds to the Company; risks that the integration of SYS or Digital Fusion will prove more costly, take more time, or be more distracting than currently anticipated; risks of adverse regulatory action or litigation; failure to ultimately settle ongoing litigation; risks associated with debt leverage; risks that changes or cutbacks in spending by the U.S. Department of Defense may occur, which could cause delays or cancellations of key government contracts; failure to successfully consummate acquisitions or integrate acquired operations and competition in the marketplace which could reduce revenues and profit margins. The Company undertakes no obligation to update any forward-looking statements. These and other risk factors are more fully discussed in the Company's Annual Report on Form 10-K for the period ended December 31, 2007, the Company's Quarterly Report on Form 10-Q for the period ended September 28, 2008, and in other filings made with the Securities and Exchange Commission.